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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 4, 2000 on the consolidated financial statements of Grolier Incorporated and subsidiaries for the years ended December 31, 1999, 1998 and 1997 which is included in Scholastic Corporation's Form 8-K/A dated September 5, 2000 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

New York, New York
February 5, 2001